UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 5, 2006

(Date of earliest event reported): (May 31, 2006)

Commission File No. 0-20709

D&E COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2837108
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458	17522
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 717-733-4101

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

D&E COMMUNICATIONS, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 8.01 Other Events

In our Form 10-Q for the quarter ended March 31, 2006, we disclosed that the National Exchange Carrier Association (“NECA”) filed their annual updated formulas with the Federal Communications Commission (“FCC”) to be effective July 1, 2006. We noted that this update proposed major reductions to settlements received by larger incumbent Rural Local Exchange Carriers (“RLECs”), including our three RLECs and that it also proposed a two-year transition for implementing the new calculations. We estimated that the impact, excluding any transition period, would be approximately a $1,000,000 reduction in 2006 network access revenues for the six-month period beginning July 1, 2006, or an annual decrease of $2,000,000.

On May 31, 2006, we were made aware that the FCC approved NECA’s proposed changes in average schedule settlement formulas and the two-year transition for implementing the new calculations. We estimate that the impact of the new formulas and the transition plan on network access revenues will be approximately a $188,000 reduction for the six-month period beginning July 1, 2006, a reduction of $1,056,000 during fiscal year 2007, a reduction of $1,868,000 during fiscal year 2008 and an annual reduction of $2,000,000 thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

D&E COMMUNICATIONS, INC.

	By:	/s/ Thomas E. Morell
Date: June 5, 2006		Thomas E. Morell
Senior Vice President, Chief
Financial Officer and Treasurer